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                  Strong Short-Term Municipal Bond Fund, Inc.

                                  EXHIBIT 16

                           SCHEDULE OF COMPUTATION OF
                             PERFORMANCE QUOTATIONS

I.   CURRENT ANNUALIZED YELD: 30 days ended August 30, 1996

     A. Formula
                      a-b       6
        YIELD = 2[(----------+1) -1]
                       cd


         Where:        a=    dividends and interest earned during the period.
                       b=    expenses accrued for the period (net of
                             reimbursements).
                       c=    the average daily number of shares outstanding
                             during the period.
                       d=    the maximum offering price per share on the last
                             day of the period.




     B. Calculation

                         632,348.86 - 66,709.49           6
        YIELD = 2[(---------------------------------- + 1)  - 1]
                         13,852,881.221 x 9.67


        YIELD = 5.12%


II.  TAX-EQUIVALENT YIELD: 30 Days ended August 30, 1996


     A. Formula


        Tax-Equivalent Yield=  YIELD (as defined above)
                              --------------------------------
                               100% - Stated Marginal Tax Rate


     B. Calculation

        5.12%/(1 - .31 tax rate*)

        5.12%/.69 = 7.42%

        *31% federal tax rate



III. AVERAGE ANNUAL COMPOUNDED RETURN


     A. Formula
                 n             n ____
        P (1 + T)  = ERV or T \ /ERV/P -1

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Where:   P=   a hypothetical initial payment of $10,000

         T=   average annual total return

         n=   number of years


       ERV = ending redeemable value of a hypothetical $10,000 payment made at the beginning of the stated periods at the end of the stated periods.

     B. Calculation
             n __________
        T = \ /ERV/P - 1

        1. One-year period 8-31-95 through 8-31-96
                 1 _____________
        5.23% = \ /10,404/10,000 - 1

        2. Since inception 12-31-91 through 8-31-96

               4.67 _____________
        4.19%=\    /12,146/10,000 - 1

IV.  TOTAL RETURN

     A. Formula

        EV-IV
        -----
         IV   =   TR


Where:  EV =   Value at the end of the period, including reinvestment of all dividends and capital gains distributions

        IV =   Initial value of a hypothetical investment at the net asset value

        TR =   Total Return

     B. Calculation

        EV-IV
        -----
         IV   =   TR

        One-year period ended August 31, 1996


                  10,404 - 10,000
                  ---------------    =    5.23%
                      10,000